UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 30, 2007 (July 25, 2007)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

On July 25, 2007, Sunoco, Inc. (the "Company") amended its existing five-year competitive advance and revolving credit facility agreement, dated as of June 30, 2006, by and among the Company as Borrower, the various lenders party thereto, and JPMorgan Chase Bank, N.A. as the Administrative Agent (the "Credit Agreement").

The amendment: (a) extends the maturity of $1.2245 billion of the $1.3 billion credit facility for an additional year, from August 12, 2011 to August 12, 2012, (b) increases the letter of credit sub-facility limit to the entire aggregate commitment; (c) includes a $150 million sub-facility for same-day borrowings in the form of swingline loans; (d) re-defines indebtedness under the facility to exclude designated hybrid equity securities; and (e) eliminates the limitation on the number of extensions of maturity that the Company may request.

The foregoing brief description of the Company's amended and restated Credit Agreement is qualified in its entirety by reference to the Amendment and Restatement Agreement, dated as of July 25, 2007, by and among the Company, the various lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Amendment and Restatement Agreement"). A copy of the Amendment and Restatement Agreement (which includes the form of amended and restated Credit Agreement as an exhibit) will be filed with the SEC as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller

July 30, 2007

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